Exhibit 10.12

THIS REVIVAL AND AMENDING AGREEMENT dated as of the 21st day of April, 2021.

BETWEEN:

SST II ACQUISITIONS, LLC

(hereinafter the Purchaser)

- and –

HOME DEPOT HOLDINGS INC.

(hereinafter the Seller)

WHEREAS:

(i) Pursuant to an Purchase and Sale Agreement effective as of June 8, 2020 between the Purchaser and Seller (the Purchase Agreement), the Purchaser agreed to purchase from the Seller certain lands more particularly described in the Purchase Agreement and known municipally as 1983 Kipling Avenue, Toronto, Ontario (the Property);

(ii) Section 7(a) of the Purchase Agreement provided that unless the Ontario provincial and relevant municipal legislated declarations of emergency and related emergency orders imposed in respect of the COVID-19 pandemic (the COVID-19 Restrictions) were lifted within nine (9) months of the Effective Date, the Purchase Agreement would automatically terminate, unless mutually extended by the parties;

(iii) The COVID-19 Restrictions have not been lifted, and the Purchaser and the Seller did not mutually agree to extend the Purchase Agreement on or before the date that was nine (9) months from the Effective Date and, accordingly, the Purchase Agreement thereupon automatically terminated in accordance with the terms thereof; and

(iv) The Purchaser and the Seller wish to revive, reinstate and amend the Purchase Agreement on the terms set forth in this Revival and Amending Agreement (the Agreement).

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the sum of $2.00 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The parties hereto acknowledge and agree that the recitals are true.

2.	All capitalized terms in this Agreement not otherwise defined herein, shall have the meanings ascribed to them in the Purchase Agreement.

Revival:

3.

The Purchase Agreement, including all covenants and obligations contained therein, is hereby revived and reinstated and is binding upon the parties in accordance with its terms and, except as amended by this Agreement, remains unamended and in full force and effect, with time remaining of the essence.

Amendments:

4.	Section 3(b)(x) of the Purchase Agreement is hereby deleted in its entirety and the following substituted therefor:

“(x) the sum of Thirty Thousand and No/100 Dollars $30,000 plus HST to Seller, as Purchaser’s one-time contribution to Seller’s future costs of maintaining, repairing and replacing the access drives on the HD Property (which obligations of the Seller shall be addressed in the RCEA (as defined below)) (the “Maintenance Fee”);”

5.	Section 7(a) of the Purchase Agreement is hereby deleted in its entirety and the following substituted therefor:

“(a) Inspection Period. It is agreed that Purchaser’s obligations hereunder are conditioned upon Purchaser being satisfied, at Purchaser’s sole cost and expense, prior to May 21, 2021 (the “Inspection Period”), with the condition of the Property for the construction, development and operation of Purchaser’s intended improvements. Should Purchaser fail to be satisfied with the condition of the Property, Purchaser may elect, by delivery of written notice to Seller on or before the expiration of the Inspection Period, to terminate this Agreement, whereupon the Initial Deposit shall be refunded to Purchaser (after deducting the Review Fee) and this Agreement shall be null and void and of no further force or effect with Purchaser and Seller having no further rights, obligations or liabilities hereunder except as otherwise set forth herein. If Purchaser elects to terminate this Agreement pursuant to this Section 7(a), Purchaser shall immediately deliver to Seller all Confidential Information (such obligation to survive the termination of this Agreement). If Purchaser does not terminate this Agreement pursuant to this Section 7(a) prior to the expiration of the Inspection Period, Purchaser shall be deemed satisfied with the condition of the Property and the Initial Deposit shall be non-refundable to Purchaser except upon a termination of this Agreement due to a default by Seller or as otherwise specifically provided herein.”.

6.	Section 7(d) of the Purchase Agreement is hereby amended by deleting the first paragraph thereof and substituting the following therefor:

“(d) Restrictive Covenants and Easement Agreement. At Closing, Seller and Purchaser shall enter into a Restrictive Covenants and Easement Agreement (the “RCEA”). The RCEA shall be in form acceptable to Seller, in Seller’s sole and absolute discretion; provided, however, that if Seller and Purchaser fail to agree on (i) the form of the RCEA, excluding the Remaining RCEA Approval Items (as defined below), within thirty (30) days following the expiry of the Inspection Period, or (ii) the Remaining RCEA Approval Items on or before the expiration of the Approval Period, then either party shall have the right to terminate this Agreement by giving written notice to the other party hereto, whereupon (x) if such termination occurs within fourty (40) days following the expiration of the Inspection Period for failure to agree upon the form of the RCEA, the Initial Deposit shall be refunded by Seller’s Solicitors to Purchaser (after deducting the Review Fee), or (y) if such termination occurs during the Approval Period but after the termination period set out in (x) for failure to agree upon the Remaining RCEA Approval Items, then (1) if such termination occurs prior to the expiration of the Initial Approval Period, the Initial Deposit shall be paid to Seller and the Additional Deposit shall be refunded to Purchaser (after deducting the Review Fee), or (2) if such termination occurs after the expiration of the Initial Approval Period, all Deposits, including any Extension Deposit, shall be paid to or retained by Seller, as the case may be, and Purchaser shall pay Seller the Review Fee. Upon a termination of this Agreement pursuant to this Section 7(d), Purchaser shall deliver the Confidential Information to Seller and this Agreement shall be deemed null and void and of no further force or effect with Purchaser and Seller having no further rights, obligations or liabilities hereunder except as otherwise set forth herein. As used herein, “Remaining RCEA Approval Items” shall mean, collectively, the description and depiction of any site specific utility easements based upon the Plans (as defined below) and the final RCEA exhibits.”.

7.	Section 7(d)(vi) of the Purchase Agreement is hereby amended by deleting the last sentence thereof and substituting the following therefor:

“Notwithstanding any of the foregoing, and for greater certainty, the Seller confirms and acknowledges and agrees that nothing in this Section 7(d)(vi) or 7(d)(viii) shall restrict the Purchaser from: (A) operating a self-storage business, provided that not more than five hundred (500) square feet in the aggregate shall be used for the display of items listed in Section 7(d)(viii) below, or (B) leasing self-storage units to tenants for any purpose, including the storage and distribution of goods.”

General:

8.	Each of the parties shall execute and deliver all such further documents and do such other things as the other party may reasonably request to give full effect to this Agreement.

9.	This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

10.

This Agreement may be executed in several counterparts, each of which may be deemed an original, and all of such counterparts together shall constitute one and the same Agreement. Furthermore, this Agreement may be executed and delivered by electronic transmission. The parties intend that electronic (e.g., .pdf format) signatures constitute original signatures and that an electronic copy or counterparts of this Agreement containing signatures (original or electronic) of a party is binding upon that party.

-signature page to follow-

IN WITNESS WHEREOF the parties have executed this Agreement.

HOME DEPOT HOLDINGS INC.

Per:	/s/ Suzanne Russo
Name: Suzanne Russo
Title: Assistant General Counsel

Per:
Name:
Title:
I/We have the authority to bind the corporation

SST II ACQUISITIONS, LLC

Per:	/s/ Wayne Johnson
Name: Wayne Johnson
Title: CIO

Per:
Name:
Title:
I/We have the authority to bind the corporation